UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2007

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri		63017-3406
(Address of principal executive offices)		(Zip Code)

(314) 854-3800
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2007, pursuant to the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors of the Company, the Board of Directors amended in its entirety Article VI of the Company’s By-Laws.

The By-Laws of the Company previously provided that all shares of the capital stock of the Company were to be represented by certificates. The By-Laws were amended due to certain rule changes by the New York Stock Exchange adopted in August 2006. These rule changes mandate that all stock listed on the New York Stock Exchange, such as the Company’s stock, be eligible for participation in a direct registration system on or prior to January 1, 2008. Only uncertificated stock is eligible for participation in a direct registration system. Consistent with this New York Stock Exchange rule change, the revised Article VI now provides that the Board of Directors may determine by resolution that some or all of the shares of the capital stock of the Company may be uncertificated. Amended Article VI also adds procedures for handling uncertificated shares and makes other conforming changes throughout the Article.

A copy of the amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Company will file a complete copy of its current By-Laws as an exhibit to its annual report on Form 10-K for the year ended January 27, 2007.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit Number	Description

3.1	Amended Article VI of the By-Laws of Angelica Corporation, effective February 16, 2007.

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2007

ANGELICA CORPORATION

/s/ Steven L. Frey
Steven L. Frey, Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended Article VI of the By-Laws of Angelica Corporation, effective February 16, 2007.